UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2008

PLUM CREEK TIMBER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.02 Results of Operations and Financial Condition

On July 28, 2008, Plum Creek Timber Company, Inc. issued a press release reporting its results of operations for the quarter ended June 30, 2008, and posted to its website (www.plumcreek.com) certain supplemental financial and statistical information for the quarter ended June 30, 2008. A copy of the press release and the supplemental financial and statistical information are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 2.06 Material Impairments

On July 24, 2008, the company determined that an impairment charge was required to be recorded against certain of its lumber manufacturing assets located in western Montana. These assets produce and sell a diverse line of softwood lumber products targeted to domestic lumber retailers.

The company has recently updated its outlook for its lumber business to account for a decline in housing starts that is more significant than what the company had previously forecasted. As a result of this decline in housing starts and the potential for continued weak lumber prices, the company recorded an impairment charge of $10 million ($6 million after tax) against its lumber manufacturing assets. There are no cash expenditures associated with this impairment charge.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished with this report:

Exhibit No.
99.1	Press release of Plum Creek Timber Company, Inc. issued July 28, 2008, reporting results of operations for the quarter ended June 30, 2008.

99.2	Supplemental Financial Information for the quarter ended June 30, 2008, posted on July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert Senior Vice President and Chief Financial Officer

DATED: July 28, 2008

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.
99.1	Press release of Plum Creek Timber Company, Inc. issued July 28, 2008, reporting results of operations for the quarter ended June 30, 2008.

99.2	Supplemental Financial Information for the quarter ended June 30, 2008, posted on July 28, 2008.